UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32162	80-0067704
(Commission	(IRS Employer
File Number)	Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01                                  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Corporate Property Associates® 16 — Global Incorporated (“CPA®:16 — Global”) and WPC REIT Merger Sub, Inc., a merger subsidiary of W. P. Carey Inc. (“W. P. Carey”), closed the merger of their companies (the “Merger”) on January 31, 2014.

In the Merger, each share of CPA®:16 — Global common stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.1830 shares of common stock of W. P. Carey.  Fractional shares will be converted into cash using a valuation of $61.48 per share of W. P. Carey common stock.  Neither W. P. Carey nor any of its subsidiaries received any merger consideration for shares of CPA®:16 — Global common stock owned by them.

CPA®:16 — Global was managed by W. P. Carey and its affiliates pursuant to written advisory agreements.  The advisory agreements were automatically terminated upon the closing of the Merger.

The foregoing descriptions of the Merger and related transactions do not purport to be complete and are subject to, and qualified in their entirety by, reference to the merger agreement governing the Merger.  A copy of the merger agreement was attached as Exhibit 2.1 to CPA®:16 — Global’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2013 and is incorporated herein by reference.

ITEM 3.03                                  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information disclosed in Item 2.01 is hereby incorporated by reference.

ITEM 5.01                                  CHANGES IN CONTROL OF REGISTRANT.

The information disclosed in Item 2.01 is hereby incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CORPORATE PROPERTY ASSOCIATES 16 —GLOBAL INCORPORATED

Date: February 3, 2014	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director and Secretary

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